UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 9, 2007
COVANTA HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6732	95-6021257

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

40 Lane Road
Fairfield, New Jersey		07004

(Address of Principal Executive		(Zip Code)
Offices)
(973) 882-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.02. Termination of a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Credit and Guaranty Agreement
Pledge and Security Agreement
Pledge Agreement
Intercompany Subordination Agreement

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 9, 2007, Covanta Energy Corporation (“Covanta Energy”), a subsidiary of Covanta Holding Corporation (the “Company”), entered into a new credit agreement with a syndicate of lenders led by JPMorgan Chase Bank, N.A. and certain other financial institutions (collectively with all other lenders party thereto referred to as the “Lenders”) and other parties thereto (collectively, the “Financing”). Certain of the proceeds of the Financing have been used to refinance Covanta Energy’s existing credit facilities. In addition, the proceeds of the Financing will be available for the working capital and general corporate needs of Covanta Energy and its subsidiaries and a portion of the proceeds may be used in connection with the Company’s previously announced cash tender offers (the “Tender Offers”) and consent solicitations (the “Solicitations”) to repurchase the following outstanding notes of the Company’s indirect subsidiaries (collectively, the “Notes”): (i) 8 1/2% Senior Secured Notes due 2010 issued by MSW Energy Holdings LLC and its wholly-owned subsidiary, MSW Energy Finance Co., Inc. (the “MSW I Notes”), (ii) 7 3/8% Senior Secured Notes due 2010 issued by MSW Energy Holdings II LLC and its wholly-owned subsidiary, MSW Energy Finance Co. II, Inc. (the “MSW II Notes”), and (iii) 6.26% Senior Notes due 2015 of Covanta ARC LLC (the “ARC Notes”).
     The terms of the Financing are controlled by the Credit and Guaranty Agreement, dated as of February 9, 2007, among Covanta Energy, the Company, certain subsidiaries of Covanta Energy, as guarantors, the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Revolving Issuing Bank and a Funded LC Issuing Bank, UBS AG, Stamford Branch, as a Funded LC Issuing Bank, Lehman Commercial Paper Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agents, and Bank of America, N.A. and Barclays Bank PLC, as Documentation Agents (the “Credit Agreement”). Under the Credit Agreement, the Lenders agreed to provide secured revolving credit, letter of credit and term loan facilities in the amount of up to $1.27 billion as further set forth below in the following description of the general terms of these new credit facilities.
     Under the Credit Agreement, the Lenders have provided the following senior secured credit facilities:
•	a secured term loan facility in the amount of up to $650 million that matures in 2014 (the “Term Loan Facility”);

•	a secured revolving credit facility in the amount of $300 million that terminates in 2013 and including a $200 million sub-facility for issuing letters of credit (the “Revolving Credit Facility”); and

•	a secured funded letter of credit facility in the amount of $320 million that terminates in 2014 (the “Funded L/C Facility,” and collectively with the Term Loan Facility and the Revolving Credit Facility, the “New Credit Facilities”).

     Upon the request of Covanta Energy, and subject to the satisfaction of certain conditions set forth in the New Credit Facilities, up to $400 million in additional term loan facilities and/or revolving credit facility may become available to Covanta Energy, and Covanta Energy may obtain incremental funded letter of credit facilities in order that the aggregate amount of all Funded L/C Facility commitments in effect at any time is $400 million.
     The Term Loan Facility has a mandatory amortization, paid in quarterly installments, equal to 1.00% per annum for the first 27 quarters and on the maturity date the balance thereof.
     For purposes of calculating interest, loans under the New Credit Facilities are designated, at Covanta Energy’s election, as eurodollar rate loans or base rate loans (except for certain swing line loans under the Revolving Credit Facility, which may only be base rate loans). Eurodollar rate loans bear interest at a reserve adjusted British Bankers Association Interest Settlement Rate, commonly referred to as “LIBOR,” for deposits in dollars plus a borrowing margin as set forth below that is dependent on the type of loan. Base rate loans bear interest at a rate per annum equal to the greater of the “prime rate” designated in the New Credit Facilities or the federal funds rate plus 0.50%, in each case plus a borrowing margin as described below. Unreimbursed draws on letters of credit issued under the Revolving Credit Facility will accrue interest at the then-effective rates applicable to base rate loans made under the Revolving Credit Facility, plus 2.00%. Unreimbursed draws on letters of credit issued under the Funded L/C Facility accrue interest at the then-effective rates applicable to base rate loans made under the Term Loan Facility.
     The borrowing margins referred to above are as follows:
(1)	with respect to eurodollar rate loans under the Revolving Credit Facility, (a) for an initial period ending upon satisfaction of certain obligations after the ending of the second fiscal quarter in 2007, 1.75% per annum, and (b) thereafter by reference to Covanta Energy’s leverage ratio, as set forth in the chart below:

		Borrowing margin for
		eurodollar rate loans
	Borrowing margin for	under the Term Loan
	eurodollar rate loans	Facility, Funded L/C
	under the Revolving	Facility and
Leverage Ratio	Credit Facility	credit-linked deposits
≥ 4.00:1.00	2.00%	1.75%
< 4.00:1.00 ≥ 3.25:1.00	1.75%	1.50%
< 3.25:1.00 ≥ 2.75:1.00	1.50%	1.50%
< 2.75:1.00	1.25%	1.50%

(2)	with respect to swing line loans under the Revolving Credit Facility and base rate loans under the Revolving Credit Facility, the rate set forth above in (1) minus 1.00% per annum;

(3)	with respect to eurodollar rate loans under the Term Loan Facility, the Funded L/C Facility and credit linked deposits, (a) for an initial period ending upon satisfaction of certain obligations after the ending of the second fiscal quarter in 2007, 1.50% per annum, and (b) thereafter by reference to Covanta Energy’s leverage ratio, as set forth in the chart in (1) above; and

(4)	with respect to base rate loans under the Term Loan Facility, the rate as set forth above in (3) minus 1.00% per annum.
     In addition to the interest described above, under the Credit Agreement Covanta Energy is obligated to pay the following fees:
•	a commitment fee equal to the average unused portion of the Revolving Credit Facility multiplied by either (a) for an initial period ending upon satisfaction of certain obligations after the ending of the second fiscal quarter in 2007, 0.50% per annum, or (b) a rate determined by reference to Covanta Energy’s leverage ratio, as set forth below:

Leverage Ratio	Commitment Fee Rate
≥ 2.75:1.00	0.375%
< 2.75:1.00	0.250%
•	a letter of credit fee equal to the borrowing margin per annum for eurodollar rate loans under the Revolving Credit Facility, multiplied by the aggregate average daily maximum amount available to be drawn under letters of credit that have been issued under the Revolving Credit Facility;

•	a funded letter of credit fee equal to (i) the Applicable Margin for credit linked deposits then in effect, multiplied by (ii) the average daily amount of the Funded L/C Facility;

•	a fee equal to 0.10% multiplied by the average daily amount of the credit linked deposits under the Funded L/C Facility;

•	a fronting fee equal to 0.125% per annum, multiplied by the aggregate average daily maximum amount available to be drawn under letters of credit that have been issued under the Revolving Credit Facility;

•	a fronting fee equal to 0.125% per annum, multiplied by the aggregate average daily maximum amount available to be drawn under letters of credit that have been issued under the Funded L/C Facility; and

•	certain upfront fees payable to the arrangers and lenders on the closing date of the New Credit Facilities.

     The Company and certain of Covanta Energy’s domestic subsidiaries (the “Subsidiary Guarantors”) have guaranteed the obligations of Covanta Energy under the New Credit Facilities. The Company and the Subsidiary Guarantors are required under the terms of the guarantee provisions in the Credit Agreement, among other things, to pay the sum of any unpaid principal amount of Covanta Energy’s obligations, as well as accrued and unpaid interest, and all other obligations then owed by Covanta Energy, upon Covanta Energy’s failure to have paid any of its obligations under the New Credit Facilities when such obligations became due and payable, whether by maturity, required prepayment, acceleration or other demand under the terms of the New Credit Facilities.
     Covanta Energy’s obligations under the New Credit Facilities and certain hedging arrangements entered into with any of the Lenders and their affiliates (or certain existing hedge counterparties) are secured by a first priority lien on substantially all of the assets of Covanta Energy and the Subsidiary Guarantors, subject to certain exclusions, pursuant to the terms of the New Credit Facilities documentation including the Pledge and Security Agreement, dated as of February 9, 2007, between each of Covanta Energy and the other grantors party thereto, and JPMorgan Chase Bank, N.A., as Collateral Agent (the “Pledge and Security Agreement”).
     In addition, assets securing Covanta Energy’s obligations include all of the capital stock of certain of the Company’s domestic subsidiaries, 65% of the capital stock of certain of the Company’s foreign subsidiaries and a pledge of Covanta Energy’s stock held by the Company pursuant to the terms of the New Credit Facilities documentation including the Pledge and Security Agreement and the Pledge Agreement, dated as of February 9, 2007, between the Company and JPMorgan Chase Bank, N.A., as Collateral Agent (the “Pledge Agreement”).
     The priority of the security interests and related creditor rights of the secured parties under the New Credit Facilities (“New Credit Obligations”) and those of the Company, Covanta Energy and the Subsidiary Guarantors to each other as such may arise pursuant to their respective guarantee obligations under the New Credit Facilities (“Intercompany Indebtedness”) are set forth in the Intercompany Subordination Agreement, dated as of February 9, 2007, among Covanta Energy, the Company, the Subsidiary Guarantors (collectively, with Covanta Energy and the Company, the “Covanta Parties”), certain other subsidiaries of Covanta Energy, as Excluded Subsidiaries or Unrestricted Subsidiaries, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Intercompany Subordination Agreement”). Pursuant to the Intercompany Subordination Agreement, the Intercompany Indebtedness is subordinated to the payment or discharge in full of the New Credit Obligations. In addition, the terms of the Intercompany Subordination Agreement, include, but are not limited to the following:
•	prior to the satisfaction and discharge in full of the New Credit Obligations, the Covanta Parties may not make payments with respect to Intercompany Indebtedness in certain circumstances, including upon maturity of any New Credit Obligations or events of default under the Credit Agreement; and

•	upon any payment or distribution of assets that constitute collateral under the Credit Agreement pursuant to the dissolution, liquidation or reorganization of any Covanta Party, holders of all New Credit Obligations shall be entitled to receive payment in full before holders of Intercompany Indebtedness are entitled to receive any payment.
     The New Credit Facilities contain customary affirmative and negative covenants and financial covenants. During the term of the New Credit Facilities, the Company expects that the negative covenants will restrict the ability of Covanta Energy and its restricted subsidiaries to take specified actions, subject to specified exceptions. Subject to limitations and conditions, Covanta Energy may designate certain of its subsidiaries as unrestricted subsidiaries which shall not be subject to such restrictions and will not be included in any calculations for purposes of the financial covenants.
     In particular, one of these covenants restricts the ability of Covanta Energy to declare or pay dividends to, make distributions to, or make redemptions or repurchases from, the Company or other equity holders (subject to certain exceptions including to make regularly scheduled payments of interest on the 1.00% Senior Convertible Debentures due 2027 (the “Debentures”) of the Company and other exceptions that may be utilized, subject to satisfaction of certain conditions, to satisfy conversion obligations in respect of, or repurchase for cash when required, the Debentures).
     These covenants also include, but are not limited to the following, in each case subject to exceptions set forth in the New Credit Facilities:
•	incurring additional indebtedness, including guarantees of indebtedness;

•	creating, incurring, assuming or permitting to exist liens on property and assets;

•	making loans and investments and entering into certain types of mergers, consolidations and acquisitions;

•	engaging in sales, transfers and other dispositions of their property or assets;

•	paying, redeeming or repurchasing debt, or amending or modifying the terms of certain material debt or certain other agreements (including, with respect to the Company, certain amendments to the terms of the Debentures);

•	changing the lines of business in which the Company and Covanta Energy engage;

•	repaying the MSW I Notes, MSW II Notes and ARC Notes by a date certain;

•	entering into certain affiliate transactions; and

•	entering into agreements that would restrict the ability of Covanta Energy’s subsidiaries to pay dividends and make distributions.
     Financial covenants under the New Credit Facilities include the following:

•	maximum leverage ratio, which measures the consolidated adjusted debt (net of certain limited restricted cash), as defined in the New Credit Facilities, of Covanta Energy and certain of its subsidiaries to the adjusted earnings before income, taxes, depreciation and amortization of Covanta Energy and certain of its subsidiaries;

•	maximum capital expenditures of Covanta Energy and its subsidiaries; and

•	minimum interest coverage ratio, which measures the adjusted earnings before income, taxes, depreciation and amortization of Covanta Energy and certain of its subsidiaries to their total interest expense (including the amounts of payments by Covanta Energy to the Company applied to interest payable by the Company under the Debentures).
     Covanta Energy is required to make mandatory prepayments of its obligations under the Term Loan Facility, in the amounts set forth in the New Credit Facilities, in the event it receives proceeds from the following specified sources:
•	excess cash flow (as defined in the New Credit Facilities) subject to step-downs from 50% to 25% to 0% of excess cash flow depending on Covanta Energy’s leverage ratio at the end of the fiscal year;

•	net cash proceeds of any property or asset sale, subject to certain exceptions and reinvestment requirements;

•	net insurance and condemnation proceeds, subject to certain exceptions and reinvestment provisions; and

•	net cash proceeds of certain debt issuances, subject to certain exceptions.
     Mandatory prepayments are applied to prepay the Term Loan Facility prior to application towards the remaining New Credit Facilities.
     The New Credit Facilities contain customary events of default for a senior bank financing, including, but not limited to, failure to make payments when due, cross defaults to certain other debt of Covanta Energy and its subsidiaries, and certain change of control events. Upon the occurrence and during the continuance of an event of default under the New Credit Facilities, the administrative agent and/or the lenders under the New Credit Facilities may accelerate Covanta Energy’s payment obligations thereunder and the collateral agent may foreclose upon, and exercise other rights with respect to, assets in which security interests have been granted.
     The descriptions of the obligations of the Company, Covanta Energy and the other parties under the New Credit Facilities contained herein are qualified in their entirety to the full text of the documents themselves, copies of which are filed as exhibits hereto and incorporated herein by reference as follows: (1) Credit Agreement, (2) Pledge and Security Agreement, (3) Pledge

Agreement, and (4) Intercompany Subordination Agreement, attached to this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.
     On February 9, 2007, Covanta Energy borrowed $650 million under the Term Loan Facility and issued approximately $317.5 million in letters of credit under the Funded L/C Facility.
     In addition to acting as one of the Lenders under the New Credit Facilities as set forth above, certain of the Lenders, either directly or through an affiliate, have the relationships with the Company as described below.
     Lehman Brothers Inc. is acting as the dealer manager and solicitation agent in connection with the Tender Offers and Solicitations and also acted as a representative of the underwriters and joint book-running manager for both the Company’s common stock offering and the Company’s Debenture offering, each of which was completed on January 31, 2007 (collectively, the “Offerings”).
     As set forth in Item 1.02 of this Current Report, JPMorgan Chase Bank, served as co-documentation agent, revolving issuing bank and a funded letter of credit issuing bank, under the Amended and Restated Credit Agreement (as defined in Item 1.01 of this Current Report) in connection with the Prior Credit Facilities (as defined in Item 1.01 of this Current Report) and J.P. Morgan Securities Inc. acted as a representative of the underwriters and joint book-running manager for both of the Offerings.
     As set forth in Item 1.02 of this Current Report, UBS Securities LLC served as a co-documentation agent and UBS AG, Stamford Branch, served as a funded letter of credit issuing bank under the Amended and Restated Credit Agreement in connection with the Prior Credit Facilities. In addition, UBS Securities LLC acted as an underwriter for both of the Offerings.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as a representative of the underwriters and joint book-running manager for both of the Offerings and Barclays Capital Inc. acted as an underwriter for both of the Offerings.
Item 1.02. Termination of a Material Definitive Agreement.
     Effective as of February 9, 2007, Covanta Energy restructured its credit facilities by entering into the New Credit Facilities described in Item 1.01 of this Current Report and terminating all of its existing credit facilities (collectively, the “Prior Credit Facilities”) that included: (1) the Amended and Restated Credit Agreement, dated as of May 26, 2006, among Covanta Energy, the Company as a guarantor, certain subsidiaries of Covanta Energy as guarantors, various lenders, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger, Sole Book Runner and Sole Syndication Agent, Administrative Agent and Collateral Agent, JPMorgan Chase Bank, as Co-Documentation Agent, Revolving Issuing Bank and a Funded LC Issuing Bank, UBS Securities LLC, as Co-Documentation Agent, UBS AG, Stamford Branch, as a Funded LC Issuing Bank, and Calyon New York Branch, as Co-Documentation Agent (the “Amended and Restated Credit Agreement”), (2) the Amendment to Second Lien Credit and

Guaranty Agreement, dated as of May 26, 2006, among Covanta Energy, the Company and the parties signatory thereto (“Amendment to Second Lien Credit and Guaranty Agreement”), (3) the Second Lien Credit and Guaranty Agreement, dated as of June 24, 2005, among Covanta Energy, the Company, as a guarantor, certain subsidiaries of Covanta, as guarantors, various lenders, Credit Suisse, Cayman Islands Branch, as Joint Lead Arranger, Co-Syndication Agent, Administrative Agent, Collateral Agent and Paying Agent, and Goldman Sachs Credit Partners, L.P., as Joint Lead Arranger and Co-Syndication Agent (the “Second Lien Credit Agreement”), (4) Amendment and Limited Waiver to Intercreditor Agreement, dated as of May 26, 2006, among Covanta Energy, Goldman Sachs Credit Partners L.P., as Collateral Agent under the First Lien Credit Agreement, Credit Suisse, Cayman Islands Branch, as Administrative Agent for the Second Lien Credit Agreement and as Collateral Agent for the Parity Lien Claimholders (the “Amendment and Limited Waiver to Intercreditor Agreement”), (5) the Intercreditor Agreement among Covanta Energy, Goldman Sachs Credit Partners L.P., as Collateral Agent for the First Lien Claimholders, Credit Suisse, Cayman Islands Branch, as Administrative Agent for the Parity Lien Credit Claimholders and as Collateral Agent for the Parity Lien Claimholders, dated as of June 24, 2005 (the “Intercreditor Agreement”), (6) the Parity Lien Pledge and Security Agreement between each of Covanta Energy and the other Grantors party thereto and Credit Suisse, Cayman Islands Branch, as Collateral Agent, dated as of June 24, 2005 (the “Parity Lien Security Agreement”), and (7) the Parity Lien Pledge Agreement between the Company and Credit Suisse, Cayman Islands Branch, as Collateral Agent, dated June 24, 2005 (“Parity Lien Pledge Agreement”). The material terms of each of the Second Lien Credit Agreement, the Intercreditor Agreement, Parity Lien Security Agreement and the Parity Lien Pledge Agreement are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (“SEC”) and such description is hereby incorporated into this Current Report by reference. The material terms of each of the Amended and Restated Credit Agreement, the Amendment to Second Lien Credit and Guaranty Agreement and the Amendment and Limited Waiver to Intercreditor Agreement are described in the Company’s Current Report on Form 8-K dated May 26, 2006 and filed with the SEC on May 31, 2006 and such description is hereby incorporated into this Current Report by reference. In connection with the termination of the Prior Credit Facilities, Covanta Energy was required to pay a prepayment premium equal to $5.2 million. In this restructuring, the proceeds obtained through the New Credit Facilities, were used to terminate and discharge Covanta’s Prior Credit Facilities as set forth above in Item 1.01. Certain of the parties to the Prior Credit Facilities are Lenders under the New Credit Facilities or have other relationships with the Company that are described in more detail in Item 1.01. The information contained in Item 1.01 of this Current Report with respect to such Lenders and the description of the New Credit Facilities is hereby incorporated by reference into this Item 1.02.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired — Not Applicable
(b) Pro Forma Financial Information — Not Applicable

(c) Shell Company Transactions — Not Applicable
(d) Exhibits

Exhibit No.	Exhibit
10.1	Credit and Guaranty Agreement, dated as of February 9, 2007, among Covanta Energy Corporation, Covanta Holding Corporation, certain subsidiaries of Covanta Energy Corporation, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Revolving Issuing Bank and a Funded LC Issuing Bank, UBS AG, Stamford Branch, as a Funded LC Issuing Bank, Lehman Commercial Paper Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agents, and Bank of America, N.A. and Barclays Bank PLC, as Documentation Agents.

10.2	Pledge and Security Agreement, dated as of February 9, 2007, between each of Covanta Energy Corporation and the other grantors party thereto, and JPMorgan Chase Bank, N.A., as Collateral Agent.

10.3	Pledge Agreement, dated as of February 9, 2007, between Covanta Holding Corporation and JPMorgan Chase Bank, N.A., as Collateral Agent.

10.4	Intercompany Subordination Agreement, dated as of February 9, 2007, among Covanta Energy Corporation, Covanta Holding Corporation, certain subsidiaries of Covanta Energy Corporation, as Guarantor Subsidiaries, certain other subsidiaries of Covanta Energy Company, as Excluded Subsidiaries or Unrestricted Subsidiaries, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: February 15, 2007

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson

Name:	Timothy J. Simpson
Title:	Senior Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Credit and Guaranty Agreement, dated as of February 9, 2007, among Covanta Energy Corporation, Covanta Holding Corporation, certain subsidiaries of Covanta Energy Corporation, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Revolving Issuing Bank and a Funded LC Issuing Bank, UBS AG, Stamford Branch, as a Funded LC Issuing Bank, Lehman Commercial Paper Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agents, and Bank of America, N.A. and Barclays Bank PLC, as Documentation Agents.

10.2	Pledge and Security Agreement, dated as of February 9, 2007, between each of Covanta Energy Corporation and the other grantors party thereto, and JPMorgan Chase Bank, N.A., as Collateral Agent.

10.3	Pledge Agreement, dated as of February 9, 2007, between Covanta Holding Corporation and JPMorgan Chase Bank, N.A., as Collateral Agent.

10.4	Intercompany Subordination Agreement, dated as of February 9, 2007, among Covanta Energy Corporation, Covanta Holding Corporation, certain subsidiaries of Covanta Energy Corporation, as Guarantor Subsidiaries, certain other subsidiaries of Covanta Energy Company, as Excluded Subsidiaries or Unrestricted Subsidiaries, and JPMorgan Chase Bank, N.A., as Administrative Agent.